Exhibit 10.91

RECORDING REQUESTED BY

    Northwestern Mutual Life

When Recorded Mail to:

The Northwestern Mutual Life

Insurance Company

Sandra T. Clark - Room N16WC

720 E. Wisconsin Avenue

Milwaukee, WI 53202

Loan No. 338314

DEED OF TRUST and SECURITY AGREEMENT

California

Loan No. 338314

RECORDING REQUESTED BY

________________________

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.

720 East Wisconsin Avenue - Rm N16WC

Milwaukee, WI 53202

Attn: Sandra T. Clark

SPACE ABOVE THIS LINE FOR RECORDER’S USE

DEED OF TRUST and SECURITY AGREEMENT

THIS DEED OF TRUST and SECURITY AGREEMENT is made as of the 26th day of January, 2010 between KILROY REALTY, L.P., a Delaware limited partnership, whose mailing address is 12200 W. Olympic Boulevard, Suite 200, Los Angeles, CA 90064, herein (said Grantor/Trustor, whether one or more in number) called “Grantor”, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose mailing address is 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called “Trustee”, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose mailing address is 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called “Beneficiary”:

WITNESSETH, That Grantor, in consideration of the indebtedness herein mentioned, does hereby irrevocably bargain, sell, grant, transfer, assign and convey unto Trustee, in trust, with power of sale and right of entry and possession, the following property (herein referred to as the “Property”):

A.	The land in the City of San Diego, County of San Diego, State of California, described in Exhibits “A-1” through “A-3” attached hereto and incorporated herein (the “San Diego Land”);

B.	The land in the City of El Segundo, County of Los Angeles, State of California, described in Exhibit “A-4” attached hereto and incorporated herein (the “El Segundo Land”);

the San Diego Land and the El Segundo Land are hereinafter referred to collectively as the “Land”;

C.	All easements, appurtenances, tenements and hereditaments belonging to or benefiting the Land, including but not limited to all waters, water rights, water courses, all ways, trees, rights, liberties and privileges;

D.	All improvements to the Land, including, but not limited to, all buildings, structures and improvements now existing or hereafter erected on the Land; all fixtures and equipment of every description belonging to Grantor which are or may be placed or used upon the Land or attached to the buildings, structures or improvements, including, but not limited to, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning and ventilating equipment, water and gas fixtures, and all furniture and easily removable equipment; all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto; and

E.	Grantor’s interest in all articles of personal property of every kind and nature whatsoever, including, but not limited to all carpeting, draperies, easily removable equipment and fixtures, furniture, dehumidification equipment, etc., now or hereafter located upon the Land or in or on the buildings and improvements and now owned or hereafter acquired by Grantor.

Except in the ordinary course of business, Grantor agrees not to sell, transfer, assign or remove anything described in C, D and E above now or hereafter located on the Land without prior written consent from Beneficiary, not to be unreasonably withheld, conditioned or delayed, unless (i) such action does not constitute a sale or removal of any buildings or structures or the sale or transfer of waters or water rights and (ii) such action results in the substitution or replacement with similar items of equal value, or in the case of removal, such action is a temporary removal for maintenance and repair.

Each separate parcel of Land described on Exhibits “A-1” through “A-4”, together with the improvements and other portions of the Property located on such parcel of Land are each an “Initial Project” and collectively the “Initial Projects”.

“Project” means any Initial Project or any Substitute Project (as defined in the section hereof entitled “Substitution of Security”) which at a given point in time is subject to this instrument or a separate lien instrument for the benefit of Beneficiary and securing the Note (as hereinafter defined).

The term “Property” shall include the Projects which at any given point in time are subject to this or a separate lien instrument in favor of Beneficiary and securing the Note.

Without limiting the foregoing grants, Grantor hereby pledges to Beneficiary, and grants to Beneficiary a security interest in, all of Grantor’s present and hereafter acquired right, title and interest in and to the Property and any and all

F.	Cash and other funds now or at any time hereafter deposited by or for Grantor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Beneficiary or a third party, or otherwise deposited with, or in the possession of, Beneficiary pursuant to the Loan Documents; and

G.	surveys, soils reports, environmental reports, guaranties, warranties, architect’s contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Property; and

H.	accounts, chattel paper, deposit accounts, instruments, equipment, inventory, documents, general intangibles, letter-of-credit rights, investment property and all other personal property of Grantor, in each case, to the extent associated with or arising from the ownership, development, operation, use or disposition of any portion of the property; and

I.	present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Grantor on account of the Property or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the “Personal Property”.

If any of the Property is of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Grantor authorizes Beneficiary to file a financing statement describing such Property and, at Beneficiary’s request, agrees to join with Beneficiary in the execution of any financing statements and to execute any other instruments that may be necessary or desirable, in Beneficiary’s determination, for the perfection or renewal of such security interest under the Uniform Commercial Code.

TO HAVE AND TO HOLD the same unto Trustee for the purpose of securing:

(a) Payment to the order of Beneficiary of the indebtedness evidenced by a promissory note of even date herewith (and any restatement, extension or renewal thereof and any amendment thereto) executed by Grantor for the principal sum of SEVENTY-ONE MILLION DOLLARS, with final maturity no later than February 1, 1017 and with interest as therein expressed (which promissory note, as such instrument may be amended, restated, renewed and extended, is hereinafter referred to as the “Note”), it being recognized that the funds may not have been fully advanced as of the date hereof but may be advanced in the future in accordance with the terms of a written contract; and

(b) Payment of all sums that may become due Beneficiary under the provisions of, and the performance of each agreement of Grantor contained in, the Loan Documents; and

(c) Payment of such additional sums, with interest thereon, as may hereafter be loaned by Beneficiary to Grantor when evidenced by a promissory note or notes of Grantors, which are identified by recital as being secured by this deed of trust, and such note or notes shall be included in the word “Note” wherever it appears in the context of this deed of trust, and the indebtedness evidenced by such additional note or notes shall have the same priority as the indebtedness secured hereby.

“Loan Documents” means this instrument, the Note, that certain Loan Application dated November 30, 2009 from Grantor to Beneficiary and that certain acceptance letter issued by Beneficiary dated December 14, 2009 (together, the “Commitment”), that certain Absolute Assignment of Leases and Rents of even date herewith between Grantor and Beneficiary (the “Absolute Assignment”), that certain Certification of Borrower of even date herewith, that certain Limited Partnership Supplement dated contemporaneously herewith, any other supplements and authorizations required by Beneficiary and any other agreement entered into or document executed by Grantor and delivered to Beneficiary in connection with the indebtedness evidenced by the Note, except for that certain Environmental Indemnity Agreement of even date herewith given by Kilroy Realty Corporation, a Maryland corporation (the “Principal”), and Grantor to Beneficiary (the “Environmental Indemnity Agreement”), as any of the foregoing may be amended from time to time.

Fixture Filing. This Deed of Trust constitutes a financing statement, filed as a fixture filing in the real estate records of the County of the State in which the real estate described in Exhibit “A -1” through Exhibit “A-4” is located, with respect to any and all fixtures included within the term “Property” and “fixtures” under this Deed of Trust and to any goods or other personal property that are now or hereafter become a part of the Property as fixtures.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, GRANTOR COVENANTS AND AGREES:

Payment of Debt. Grantor agrees to pay the indebtedness hereby secured (the “Indebtedness”) promptly and in full compliance with the terms of the Loan Documents.

Ownership. Grantor represents that it owns the Property and has good and lawful right to convey the same and that the Property is free and clear from any and all encumbrances whatsoever, other than the following (collectively, the “Permitted Encumbrances”): (i) encumbrances set for the in the title reports issued in connection with the Loans and accepted by Beneficiary, (ii) encumbrances on Personal Property securing purchase money obligations and capital leases entered into in the ordinary course of business; (iii) encumbrances with respect to obligations that are not delinquent or that relate to contested liens as specifically permitted pursuant to the section entitled Other Liens; (iv) encumbrances created by the interests of lessees under leases specifically permitted under the Absolute Assignment; and (v) encumbrances created pursuant to the Loan Documents. Grantor does hereby forever warrant and shall forever defend the title and possession thereof against the claims of any and all persons whomsoever other than Permitted Encumbrances.

Maintenance of Property and Compliance with Laws. Grantor agrees to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply in all material respects with all laws, rules and regulations affecting the Property; and to permit Beneficiary to enter at all reasonable times during normal business hours upon reasonable advance notice for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Beneficiary determines in its reasonable discretion to be necessary in order to monitor Grantor’s compliance with applicable laws and regulations regarding hazardous materials affecting the Property.

Tenants Using Chlorinated Solvents. Grantor agrees not to lease any of the Property, without the prior written consent of Beneficiary, to (i) dry cleaning operations that perform dry cleaning on site with chlorinated solvents or (ii) any other tenants that to the knowledge of Grantor (after commercially reasonable inquiry) use chlorinated solvents in the operation of their businesses.

Business Restriction Representation and Warranty. Grantor represents and warrants that Grantor, Principal, all persons and entities owning (directly or indirectly) , to the best knowledge of Grantor, at least a 10% ownership interest in Principal, and all persons and entities executing any separate indemnity agreement in favor of Beneficiary in connection with the Indebtedness (but in any event excluding persons or entities whose sole ownership is by way of holding publicly traded stock): (i) are not, and shall not become, a person or entity with whom Beneficiary is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not, and shall not become, a person or entity with whom Beneficiary is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) are not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) and (ii) above.

Insurance. Grantor agrees to obtain and maintain insurance with respect to the Property, such types of insurance, in such amounts and by such companies as Beneficiary may from time to time reasonably approve. Beneficiary acknowledges that the types and amounts of insurance coverage maintained by Grantor as of the date hereof, and the companies providing such insurance, are satisfactory to Beneficiary. All such policies shall include a standard mortgagee endorsement in favor of Beneficiary and name Beneficiary and Beneficiary’s wholly owned subsidiaries and agents as loss payee or as an additional insured thereunder, and Grantor shall keep certificates of insurance (Acord 28 or 27 for all property insurance and Acord 25 for all liability insurance) evidencing all insurance coverages required hereunder on deposit with Beneficiary, which certificates shall provide at least thirty (30) days notice of cancellation to Beneficiary and shall list Beneficiary as the certificate holder; if Grantor requests Beneficiary to accept a different form of certificate of insurance, Beneficiary shall not unreasonably withhold its consent, provided, a copy of a standard mortgagee endorsement in favor of Beneficiary stating that the insurer shall provide at least thirty (30) days notice of cancellation to Beneficiary accompanies such certificate. Insurance loss proceeds from all property insurance policies, whether or not required by Beneficiary (less expenses of collection) shall, at Beneficiary’s option, be applied on the Indebtedness, whether due or not, or to the restoration of the Damaged Project (the “Damaged Project”), or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Beneficiary elects to apply the insurance loss proceeds on the Indebtedness, no prepayment fee shall be due thereon.

Notwithstanding the foregoing provision, Beneficiary agrees that if the insurance loss proceeds are less than the unpaid principal balance of the Note and if the casualty occurs prior to the last year of the term of the Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Damaged Project to its condition prior to the casualty, subject to satisfaction of the following conditions:

(a)	There is no existing Event of Default at the time of casualty.

(b)	The casualty insurer has not denied liability for payment of insurance loss proceeds to Grantor as a result of any act, neglect, use or occupancy of the Damaged Project by Grantor or any tenant of the Damaged Project.

(c)	Beneficiary shall be reasonably satisfied that all insurance loss proceeds so held, together with supplemental funds to be made available by Grantor, shall be sufficient to complete the restoration of the Damaged Project. Any remaining insurance loss proceeds may, at the option of Beneficiary, be applied on the Indebtedness (and such application shall be without any requirement for a prepayment fee), whether or not due, or be released to Grantor.

(d)	If required by Beneficiary, Beneficiary shall be furnished a satisfactory report addressed to Beneficiary from an environmental engineer or other qualified professional reasonably satisfactory to Beneficiary to the effect that no adverse environmental impact to the Damaged Project resulted from the casualty.

(e)	Beneficiary shall release casualty insurance proceeds as restoration of the Damaged Project progresses provided that Beneficiary is furnished reasonably satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default (as hereinafter defined) under the Loan Documents and no Non-Monetary Default with respect to which Beneficiary shall have given Grantor notice pursuant to the Notice of Default provision herein. If a Monetary Default shall occur or Beneficiary shall give Grantor notice of a Non-Monetary Default, Beneficiary shall have no further obligation to release insurance loss proceeds hereunder unless such default is cured within the cure period set forth in the Notice of Default provision contained herein. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Beneficiary (such approval not to be unreasonably withheld, delayed or conditioned) in writing prior to commencement of the restoration, and (ii) Beneficiary shall receive an administration fee equal to one-half of one percent (0.5%) of the cost of restoration.

(f)	Prior to each release of funds, Grantor shall obtain for the benefit of Beneficiary an endorsement to Beneficiary’s title insurance policy insuring Beneficiary’s lien as a first and valid lien on the Damaged Project subject only to liens and encumbrances theretofore approved by Beneficiary.

(g)	Grantor shall pay all costs and expenses incurred by Beneficiary, including, but not limited to, reasonable outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Beneficiary.

(h)	All reciprocal easement and operating agreements, if any, benefiting the Damaged Project shall remain in full force and effect between the parties thereto on and after restoration of the Damaged Project.

(i)	Beneficiary shall be reasonably satisfied that Projected Debt Service Coverage of at least 1.10 will be produced from the leasing of not more than 450,787 square feet of space to former tenants or approved new tenants with leases reasonably satisfactory to Beneficiary (but subject to Beneficiary’s sole judgment with respect to items (i) through (vi) in the definition of Relevant Leases) for terms of at least three (3) years to commence not later than sixty (60) days following completion of such restoration (“Approved Leases”).

The term “Relevant Leases” means all leases for the Property or any portion of the Property that grant the tenant thereunder: (i) the right or option to acquire the Property or any portion thereof; (ii) the right or option to expand the leased premises on predetermined terms and conditions; (iii) a right or option of first refusal or first offer regarding the sale or lease of the Property or any portion thereof; (iv) the right or option to require the landlord under the lease to construct or pay for tenant improvements at any time after the initial advance of funds; (v) the right or option to terminate the lease early or reduce or abate the rent paid under the lease for a reason other than a casualty or condemnation; (vi) any rights with respect to any property owned by Grantor other than the Property; or (vii) representations, warranties, or indemnification rights greater than those representations, warranties and indemnification rights set forth in the Property’s standard form lease (unless the lease contains a provision that all representations, warranties and indemnification rights of the tenant set forth in the lease are inapplicable to any successor owner that is a purchaser by foreclosure or deed in lieu of foreclosure).

(j)	All leases in effect at the time of the casualty with tenants who have entered into a non-disturbance and attornment agreement or similar agreement with Beneficiary shall remain in full force and Beneficiary shall be reasonably satisfied that restoration can be completed within a time frame such that each tenant thereunder shall be obligated, or each such tenant shall have elected, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Damaged Project or a portion thereof shall not be used and occupied by such tenant as a result of the casualty).

(k)	Without limiting the Earthquake provisions contained herein, if the casualty has resulted in whole or part from an earthquake: (a) Grantor shall have supplied Beneficiary with a “Seismic Risk Estimate” (in accordance with the Earthquake provisions herein) which show that the Damaged Project will meet “Minimum Seismic Criteria” (as defined in the Earthquake provisions herein) upon completion of repair and retrofit work which can be completed within one year of the earthquake, (b) prior to commencement of the restoration, Grantor shall have committed in writing to Beneficiary that Grantor will do such repair and retrofit work as shall be necessary to cause the Damaged Project to in fact meet Minimum Seismic Criteria following completion of restoration, and (c) Beneficiary must at all times during the restoration be reasonably satisfied that the Damaged Project will meet Minimum Seismic Criteria following completion of the restoration, Grantor hereby agreeing to supply Beneficiary with such evidence thereof as Beneficiary shall request from time to time.

“Projected Debt Service Coverage” means a number calculated by dividing Projected Operating Income Available for Debt Service for the first fiscal year following restoration of the Damaged Project by the debt service during the same fiscal year under all indebtedness secured by any portion of the Damaged Project. For purposes of the preceding sentence, “debt service” means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Damaged Project or (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over 30 years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefor (whether or not interest payments based on such face rates are required).

“Projected Operating Income Available for Debt Service” means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Damaged Project less:

(A)	The operating expenses of the Damaged Project for the last fiscal year preceding the casualty and

(B)	the following:

(i)	a replacement reserve for capital improvements, future tenant improvements, leasing commissions and structural items based on $2.87 per square foot per annum;

(ii)	the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 87% of the gross leasable area in the Damaged Project;

(iii)	the amount, if any, by which the actual management fee is less than 3.20% of gross annual rent from Approved Leases less the adjustment pursuant to clause (ii) during such fiscal period;

(iv)	the amount, if any, by which the actual real estate taxes are less than $2.13 per square foot per annum; and

(v)	the amount, if any, by which total operating expenses, excluding management fees, real estate taxes and replacement reserves, to the extent the foregoing were included as part of the operating expense in item (A) above, are less than $7.83 per square foot per annum.

All projections referenced above shall be calculated in a manner reasonably satisfactory to Beneficiary.

Condemnation. Grantor hereby assigns to Beneficiary (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, “Condemnation Proceeds”) in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a “Taking”); if the Condemnation Proceeds are less than the unpaid principal balance of the Note and such damage or Taking occurs prior to the last year of the term of the Note, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition, or the functional equivalent of its condition prior to the Taking, subject to the conditions set forth above as items (a) through (k) in the section entitled “Insurance” and subject to the further condition that restoration or replacement of the improvements on the Land to their functional and economic utility prior to the Taking be possible. Any portion of such award and proceeds not applied to restoration shall, at Beneficiary’s option, be applied on the Indebtedness, whether due or not (and if so applied shall be applied without any prepayment fee), or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents.

Taxes and Special Assessments. Grantor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, this instrument, the Note or the Indebtedness, or upon the interest of Trustee or Beneficiary in the Property, this instrument, the Note or the Indebtedness, and to procure and deliver to Beneficiary within 30 days after Beneficiary shall have given a written request to Grantor, the official receipt of the proper officer showing timely payment of all such taxes and assessments, or other evidence of such payment satisfactory to Beneficiary; provided, however, that Grantor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Beneficiary.

Personal Property. With respect to the Personal Property, Grantor hereby represents, warrants and covenants as follows:

(a) Except for the Permitted Encumbrances, Grantor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever. Grantor shall notify Beneficiary of, and shall indemnify and defend Beneficiary and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein except for the Permitted Encumbrances.

(b) Except as permitted above, Grantor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Beneficiary.

(c) Grantor is a limited partnership formed and existing under the laws of the State of Delaware. Until the Indebtedness is paid in full, Grantor (i) shall not change its legal name without providing Beneficiary with thirty (30) days prior written notice; and (ii) shall not change its state of organization without providing Beneficiary thirty (30) days prior written notice; and (iii) shall preserve its existence and shall not, in one transaction or a series of transactions, merge into or consolidate with any other entity, except as may be permitted under the section hereof entitled “Prohibition on Transfer/One-Time Transfer”.

(d) At the request of Beneficiary, Grantor shall join Beneficiary in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code in form reasonably satisfactory to Beneficiary, and Grantor shall pay the cost of filing the same in all public offices wherever filing is deemed by Beneficiary to be necessary or desirable. Grantor shall also, at Grantor’s expense, take any and all other action requested by Beneficiary to perfect Beneficiary’s security interest under the Uniform Commercial Code with respect to the Personal Property, including, without limitation, exercising Grantor’s commercially reasonable efforts to obtain any consents, agreements or acknowledgments required of third parties to perfect Beneficiary’s security interest in Personal Property consisting of deposit accounts, letter-of-credit rights, investment property, and electronic chattel paper.

Other Liens. Grantor agrees to keep the Property and any Personal Property free from all other liens either prior or subsequent to the lien created by this instrument (other than Permitted Encumbrances). The (i) creation of any other lien other than a Permitted Encumbrance on any portion of the Property or on any Personal Property, whether or not prior to the lien created hereby, (ii) assignment or pledge by Grantor of its revocable license to collect, use and enjoy rents and profits from the Property, or (iii) granting or permitting of a security interest in or other encumbrance on the direct or indirect ownership interests in Grantor (excluding direct or indirect owners whose sole ownership interest is, directly or indirectly, as limited partner or as owner of publicly traded shares of stock in either (i) Grantor or (ii) Principal or any surviving entity after a merger with Principal), shall constitute a default under the terms of this instrument; except that upon written notice to Beneficiary, Grantor may proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens with respect to the Property or any Personal Property described herein, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account reasonably satisfactory to Beneficiary.

Indemnification, Duty to Defend and Costs, Fees and Expenses. In addition to any other indemnities contained in the Loan Documents, Grantor shall indemnify, defend and hold Beneficiary harmless from and against any and all losses, liabilities, claims, demands, damages, costs and expenses (including, but not limited to, costs of title evidence and endorsements to Beneficiary’s title insurance policy with respect to the Property and reasonable attorney fees and other costs of defense) of this trust which may be imposed upon, incurred by or asserted against Beneficiary, whether or not any legal proceeding is commenced with regard thereto, in connection with: (i) the enforcement of any of Beneficiary’s or Trustee’s rights or powers under the Loan Documents; (ii) the interpretation of any of the terms and conditions of the Loan Documents, (iii) the protection of Beneficiary’s interest in the Property; or (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on any sidewalk, curb, parking area, space or street located adjacent thereto. If any claim or demand is made or asserted against Beneficiary by reason of any event as to which Grantor is obligated to indemnify or defend Beneficiary, then, upon demand by Beneficiary, Grantor, at Grantor’s sole cost and expense, shall defend such claim, action or proceeding in Beneficiary’s name, if necessary, by such attorneys as Beneficiary shall approve in its reasonable discretion. Notwithstanding the foregoing, Beneficiary may, in Beneficiary’s sole discretion, engage its own attorneys to defend it or assist in its defense and Grantor shall pay the reasonable fees and disbursements of such attorneys.

Failure of Grantor to Act. If Grantor fails to make any payment or do any act as herein provided, Beneficiary or Trustee may, without obligation to do so, without notice to or demand upon Grantor and without releasing Grantor from any obligation hereof: (i) make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of

Beneficiary appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended and all losses, liabilities, claims, damages, costs and expenses required to be reimbursed by Grantor to Beneficiary hereunder shall be payable by Grantor immediately upon demand with interest from date of expenditure or demand, as the case may be, at the Default Rate (as defined in the Note). All sums so expended or demanded by Beneficiary and the interest thereon shall be included in the Indebtedness and secured by the lien of this instrument.

Event of Default. Any default by Grantor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement, warranty or certification contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an “Event of Default”.

Notice of Default. A default in any payment required in the Note or any other Loan Document, whether or not payable to Beneficiary, (a “Monetary Default”) shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such Monetary Default to Grantor and Grantor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Note, from the date of default to the date of cure on amounts owed to Beneficiary) within five (5) business days after the date on which Beneficiary shall have given such notice to Grantor.

Any other default under the Note or under any other Loan Document (a “Non-Monetary Default”) shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such Non-Monetary Default to Grantor and Grantor shall not have cured such Non-Monetary Default within thirty (30) days after the date on which Beneficiary shall have given such notice of default to Grantor (or, if the Non-Monetary Default is not curable within such 30-day period, Grantor shall not have (i) diligently undertaken and continued to pursue the curing of such Non-Monetary Default and (ii) to the extent required by Beneficiary, deposited an amount sufficient to cure such Non-Monetary Default in an escrow account satisfactory to Beneficiary).

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Note).

Substitution of Trustee. Beneficiary and its successors and assigns may for any reason and at any time appoint a new or substitute Trustee by written appointment delivered to such new or substitute Trustee without notice to Grantor, without notice to, or the resignation or withdrawal by, the existing Trustee and without recordation of such written appointment unless notice or recordation is required by the laws of the jurisdiction in which the Property is located. Upon delivery of such appointment, the new or substitute Trustee shall be vested with the same title and with the same powers and duties granted to the original Trustee.

Appointment of Receiver. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Beneficiary (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of the Property, whether or not there exists a threat of imminent harm, waste or loss to the Property and whether or not the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Property and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Property, to apply the balance to the payment of any of the Indebtedness then due.

Foreclosure. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Beneficiary, become immediately due and payable for all purposes without any notice or demand, except as required by law (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, OR OF THE INTENT TO EXERCISE SUCH OPTION, BEING HEREBY EXPRESSLY WAIVED), and Beneficiary may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Property is located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Trustee or Beneficiary may, to the extent permitted by applicable law, either personally or by agent or attorney in fact, enter upon and take possession of the Property and may manage, rent or lease the Property or any portion thereof upon such terms as Beneficiary may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Trustee is hereby further authorized and empowered, either after or without such entry, to sell and dispose of the Property en masse or in separate parcels (as Trustee may think best), and all the right, title and interest of Grantor therein, by advertisement or in any manner provided by applicable law, (GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH SALE), and to issue, execute and deliver a deed of conveyance, all as then may be provided by applicable law; and Trustee, to the extent permitted by applicable law, shall, out of the proceeds or avails of such sale, after first paying and retaining all reasonable fees, charges, costs of advertising the Property and of making said sale, and attorneys’ fees as herein provided, pay to Beneficiary or the legal holder of the Indebtedness the amount thereof, including all sums advanced or expended by Beneficiary or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (as defined in the Note), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor, the heirs, successors and assigns of Grantor, and all other persons claiming the Property aforesaid, or any part thereof, by, from, through or under Grantor. The legal holder of the Indebtedness may purchase the Property or any part thereof, and it shall not be obligatory upon any purchaser at any such sale to see to the application of the purchase money.

Prohibition on Transfer/One-Time Transfer. The present ownership and management of the Property is a material consideration to Beneficiary in making the loan secured by this instrument, and Grantor shall not (i) convey title to all or any part of the Property, (ii) enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property (“Contract to Convey”) or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of Grantor. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of Grantor shall constitute a default under the terms of this instrument.

“Change in the Proportionate Ownership” means, in the case of a corporation, a change in, or the existence of a lien on, the direct or indirect ownership of the stock of such corporation; in the case of a trust, a change in, or the existence of a lien on, the direct or indirect ownership of the beneficial interests of such trust; in the case of a limited liability company, a change in, or the existence of a lien on, the direct or indirect ownership of the limited liability company interests of such limited liability company; in the case of a partnership, a change in, or the existence of a lien on, the direct or indirect ownership of the partnership interests of such partnership, excluding in each case any change in, or the existence of a lien on any publicly traded shares or limited partnership interests in (i) Principal or any surviving entity after a merger with Principal as long as Principal or such surviving entity is a publicly traded entity (the “Surviving Principal”) or (ii) Grantor or any surviving entity after a merger with Grantor so long as the general partner of Grantor or such surviving entity is Surviving Principal or, in the event the surviving entity is not a partnership, then so long as the surviving entity is controlled by Surviving Principal (control meaning unqualified voting control over such entity) or is a publicly traded entity.

Notwithstanding the foregoing, Beneficiary’s consent shall not be required for a Change in the Proportionate Ownership of Grantor provided the Principal continues to own, directly or indirectly, greater than a 75% lien-free interest in Grantor.

Notwithstanding the above, provided there is then no default in the terms and conditions of any Loan Document, upon prior written request from Grantor, Beneficiary shall not withhold its consent to a one-time transfer of all but not less than all of the property to a single entity or individual, provided:

(i)	The Property shall have achieved Debt Service Coverage (as hereinafter defined) of at least 1.40 for the last full fiscal year and there are no junior liens on the Property;

Subparagraph (J) of the definition of Net Income Available for Debt Service shall be modified, for this section only, to the following:

(J)	The greater of (i) the amount, if any, by which the projected real estate taxes, based on the purchase price of the property and calculated in accordance with Proposition 13, exceed the actual real estate taxes, or (ii) the amount, if any, by which the actual real estate taxes are less than $2.13 per sq. ft. per annum; and

(ii)	The transferee or an owner of the transferee (the “Creditworthy Party”) has a net worth determined in accordance with generally accepted accounting principles of at least $500,000,000.00; with cash and cash equivalents of at least $25,000,000.00 after funding the equity needed to close the purchase and a minimum overall real estate portfolio debt service coverage ratio of 1.50 for the prior 12 month period. In the event that transferee shall satisfy the financial requirements set forth in this subsection (ii), all references to Creditworthy Party in subsections (iii) through (vi) hereafter shall be deemed deleted;

(iii)	The transferee or the Creditworthy Party is experienced in the ownership and management of at least 5,000,000 million square feet of institutional quality office buildings;

(iv)	The transferee, the Creditworthy Party, and all persons and entities owning (directly or indirectly) an ownership interest in the transferee or the Creditworthy Party are not (and have never been) (a) subject to any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings or (b) a litigant, plaintiff or defendant in any suit brought against or by Lender;

(v)	Pursuant to written documents prepared by and reasonably satisfactory to Beneficiary and transferee, the transferee assumes and the Creditworthy Party guarantees all the obligations and liabilities of Grantor under the Loan Documents, whether arising prior to or after the date of the transfer of the Property, and Beneficiary receives a satisfactory enforceability opinion with respect thereto from counsel approved by Beneficiary;

(vi)	The Creditworthy Party executes Beneficiary’s form of Guarantee of Recourse Obligations in substantially the same form as that executed by the Principal, the Creditworthy Party and the transferee execute Beneficiary’s then current form of Environmental Indemnity Agreement, and Beneficiary receives a satisfactory enforceability opinion with respect to the foregoing from counsel approved by Beneficiary;

(vii)	An environmental report, which meets Beneficiary’s then current requirements and is updated to no earlier than ninety (90) days prior to the date of transfer, is provided to Beneficiary at least thirty (30) days prior to the date of transfer and is satisfactory to Beneficiary at the time of transfer;

(viii)	Grantor and Principal (a) shall remain liable under the Environmental Indemnity Agreement dated of even date herewith, except for acts or occurrences after the date of transfer of the Property; and (b) shall, except as provided in (a) above, be released from all obligations and liabilities under the Loan Documents;

(ix)	Beneficiary receives an endorsement to its policy of title insurance, satisfactory to Beneficiary, insuring Beneficiary’s lien on the Property as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Beneficiary;

(x)	Pursuant to written documentation prepared by and satisfactory to Beneficiary, the transferee (a) acknowledges that, in furtherance and not in limitation of clause (v) above, it shall be bound by the representation and warranty contained in the covenant entitled “Business Restriction Representation and Warranty” set forth in this instrument and (b) certifies that such representation and warranty is true and correct as of the date of transfer and shall remain true and correct at all times during the term of the Note; and

(xi)	The outstanding balance of the Note at the time of the transfer is not more than 70% of the gross purchase price of the Property in consideration for the transfer.

If Grantor shall make a one-time transfer pursuant to the above conditions, or if Beneficiary shall consent to another transfer by Grantor, unless otherwise agreed by Beneficiary and Grantor, Beneficiary shall be paid a fee equal to one percent (1.0%) of the then outstanding balance of the Note at the time of the transfer. The fee shall be paid on or before the closing date of such one-time transfer. At the time of such transfer, no modification of the interest rate or repayment terms of the Note will be required.

No subsequent transfers of the Property shall be allowed, and no Change in the Proportionate Ownership of transferee shall be allowed without Beneficiary’s prior written consent. Notwithstanding the foregoing, Beneficiary and Grantor agree that the underlying ownership structure of a particular transferee may cause Beneficiary to determine that the definition of Change in the Proportionate Ownership of such transferee does not adequately address Beneficiary’s underlying ownership concerns for such transferee, and accordingly, Beneficiary reserves the right to amend the definition of Change in the Proportionate Ownership as it applies to a particular transferee.

“Debt Service Coverage” means a number calculated by dividing Net Income Available for Debt Service for a fiscal period by the debt service during the same fiscal period under all indebtedness (including the Indebtedness) secured by any portion of the Property. For purposes of the preceding sentence, “debt service” means the actual debt service due under all indebtedness secured by any portion of the Property based upon an amortization schedule which is the shorter of the actual amortization schedule or 30 years (whether or not amortization is actually required) and, if an accrual loan, as if interest and principal on such indebtedness were due monthly.

“Net Income Available for Debt Service” means net income (prior to giving effect to any capital gains or losses and any extraordinary items) from the Property, determined in accordance with generally accepted accounting principles, for a fiscal period, plus (to the extent deducted in determining net income from the Property):

A)	interest on indebtedness secured by any portion of the Property for such fiscal period;

B)	depreciation, if any, of fixed assets at or constituting the Property for such fiscal period;

C)	amortization, if any, of standard tenant finish expenditures at the Property [but specifically excluding the amortization of tenant finish expenditures by Grantor in excess of $32.10 per square foot for new tenants and $10.46 per square foot for renewal tenants (i.e., above standard tenant finishes)]; and

D)	amortization of costs incurred in connection with any indebtedness secured by any portion of the Property and leasing commissions which have been prepaid;

less:

E)	an amount (positive or negative) to offset any rent averaging adjustment resulting from adherence to FASB-13;

F)	the amortization of free rent and any other tenant concessions and promotional items not deducted in the calculation of net income above;

G)	a replacement reserve for capital improvements, future tenant improvements, leasing commissions and structural items based on not less than $2.87 per square foot per annum;

H)	the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 87% of the gross leasable area in the Property;

I)	the amount, if any, by which the actual management fee is less than 3.20% of gross revenue during such fiscal period;

J)	the amount, if any, by which the actual real estate taxes are less than $2.13 per square foot per annum; and

K)	the amount, if any, by which total operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $7.83 per square foot per annum.

All adjustments to net income referenced above shall be calculated in a manner reasonably satisfactory to Beneficiary.

Financial Statements. Grantor agrees to furnish to Beneficiary:

(A) the following financial statements for each Project within sixty (60) days after the close of each fiscal year of Grantor (the “Property Financial Statements Due Date”):

(i)	an unaudited statement of operations for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between, leasing commissions, tenant improvements, and building improvements;

(ii)	a current rent roll identifying location, leased area, lease begin and end dates, current contract rent, rent increases and increase dates, percentage rent, expense reimbursements, and any other recovery items;

(iii)	an operating budget for the current fiscal year; and

(B) the following financial statements that Beneficiary may, in Beneficiary’s sole discretion, require from time to time within thirty (30) days after receipt of a written request from Beneficiary (the “Requested Financial Statements Due Date”)

(i)	an unaudited balance sheet for Grantor as of the last day of Grantor’s most recently closed fiscal year, provided such statement is routinely produced by Grantor;

(ii)	an unaudited balance sheet for Principal as of the last day of Principal’s most recently closed fiscal year;

(iii)	an unaudited statement of cash flows for Grantor as of the last day of Grantor’s most recently closed fiscal year, provided such statement is routinely produced by Grantor;

(iv)	an unaudited statement of cash flows for Principal as of the last day of Principal’s most recently closed fiscal year; and

(C) to the extent that Grantor can obtain such financial statements through the exercise of commercially reasonable efforts, the following financial statements for Fish & Richardson P.C., a Massachusetts corporation (“Fish & Richardson”), that Beneficiary may, in Beneficiary’s reasonable discretion, require from time to time within thirty (30) days after receipt of a written request from Beneficiary (the “Tenant Financial Statements Due Date”):

(i)	an unaudited balance sheet as of the last day of Fish & Richardson’s most recently closed fiscal year; and

(ii)	an unaudited statement of cash flows as of the last day of Fish & Richardson’s most recently closed fiscal year.

Furthermore, Grantor shall furnish to Beneficiary within thirty (30) days after receipt of a written request from Beneficiary such reasonable financial and management information in the possession of, or reasonably accessible to, Grantor which Beneficiary determines to be useful in Beneficiary’s monitoring of the value and condition of the Property, Grantor, or Principal.

The Property Financial Statements Due Date, the Requested Financial Statements Due Date, and the Tenant Financial Statements Due Date are each sometimes hereinafter referred to as a “Financial Statements Due Date”.

Notwithstanding the foregoing, in no event shall a Financial Statements Due Date for a particular financial statement be prior to the sixtieth (60th) day following the close of the fiscal year covered by such financial statement.

All unaudited financial statements other than Property operating budgets shall contain a certification by an officer of Grantor stating that they have been prepared in accordance with generally accepted accounting principles and that they fairly state the financial position or results of operations of Grantor. The expense of preparing all of the financial statements required in (A) and (B) above, shall be borne by Grantor. The expense of preparing all of the financial statements required in (C) above, shall be borne by Grantor or Fish & Richardson.

Grantor acknowledges that Beneficiary requires the financial statements and information required herein to record accurately the value of each Project for financial and regulatory reporting. Beneficiary acknowledges that Grantor has provided to Beneficiary a representative sample of the financial statements required herein, and that Beneficiary has approved the format and level of detail of such sample.

In addition to all other remedies available to Beneficiary hereunder, at law and in equity, if any financial statement, additional information or proof of payment of property taxes and assessments is not furnished to Beneficiary as required in this section entitled “Financial Statements” and in the section entitled “Taxes and Special Assessments”, within thirty (30) days after Beneficiary shall have given written notice to Grantor that it has not been received as required,

(x) interest on the unpaid principal balance of the Indebtedness shall as of the applicable Financial Statements Due Date or the date such additional information or proof of payment of property taxes and assessments was due, accrue and become payable at a rate equal to the sum of the Interest Rate (as defined in the Note) plus one percent (1%) per annum (the “Increased Rate”); and

(y) Beneficiary may elect to obtain an independent appraisal and audit of the Property at Grantor’s expense, and Grantor agrees that it will, upon request, promptly make Grantor’s books and records regarding the Property available to Beneficiary and the person(s) performing the appraisal and audit (which obligation Grantor agrees can be specifically enforced by Beneficiary).

The amount of the payments due under the Note during the time in which the Increased Rate shall be in effect shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Increased Rate during the then remaining portion of a period of thirty (30) years commencing with the Amortization Period Commencement Date (as defined in the Note). Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the financial statements, additional information and proof of payment of property taxes and assessments (as requested by Beneficiary) shall be furnished to Beneficiary as required. Commencing on the date on which the financial statements, additional information and proof of payment of property taxes and assessments are received by Beneficiary, interest on the unpaid principal balance shall again accrue at the Interest Rate and the payments due during the remainder of the term of the Note shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Interest Rate during the then remaining portion of a period of thirty (30) years commencing with the Amortization Period Commencement Date. Notwithstanding the foregoing, Beneficiary shall have the right to conduct an independent audit at its own expense at any time, provided that no more than one such independent audit may be conducted in any fiscal year.

Project Release. Notwithstanding anything contained herein to the contrary, provided there is then no default under any of the Loan Documents, following the second anniversary of the initial advance of funds and prior to the last sixty (60) days of the term of the Note, and upon not less than thirty (30) days prior written notice, Grantor may release no more than two (2) Projects (each, a “Released Project”) from the lien of this instrument, subject to the following:

(A)	Payment to Beneficiary of a $25,000.00 service fee for the release.

(B)	Payment to Beneficiary toward the unpaid principal balance of the Note of an amount equal to 110% of the original Allocated Loan Amount for the first Project released and 115% of the original Allocated Loan Amount for the second Project released plus a prepayment fee on such principal prepaid calculated in the manner set forth in the Note.

(C)	The Released Project shall consist of not less than one Project.

(D)	For purposes of this section, neither of the Projects located in El Segundo, Los Angeles County shall be released individually. In the event that the Projects located in El Segundo are released, that shall constitute two (2) releases and Grantor shall have no further right to release any portion of the Property under this section.

(E)	Grantor furnishing Beneficiary, at Grantor’s sole cost, a boundary survey acceptable to Beneficiary delineating the acreage to be released. The location, sequence and timing of the acreage to be released shall be subject to Beneficiary’s approval.

(F)	Beneficiary shall be reasonably satisfied that the remaining portions of the Property shall not be deprived of public access to roads or to the use of any utilities, water, sanitary and storm sewers.

(G)	Beneficiary shall be reasonably satisfied that the remaining portions of the Property shall be adequate to meet zoning requirements for its proposed use.

(H)	Grantor furnishing Beneficiary, at Grantor’s sole cost, a partial release title endorsement in a form satisfactory to Beneficiary insuring that the remaining portion of the Property constitutes a legal parcel.

(I)	Grantor furnishing Beneficiary, at Grantor’s sole cost, satisfactory evidence shall be provided concerning compliance with the Subdivision Map Act, including a title insurance endorsement insuring that remaining portions of the Property constitute legal parcels.

(J)	After each Project release, the remaining Projects shall be reasonably similar in each of the following respects to that at the time of original underwriting, as determined by Beneficiary in its reasonable discretion: (i) appraised value; (ii) stability of cash flow; (iii) tenant credit and quality and (iv) Debt Service Coverage.

For purposes of this section and the following section entitled “Substitution of Security” the term “Debt Service Coverage” shall be as defined in the section hereof entitled “Prohibition on Transfer/One-Time Transfer”.

“Allocated Loan Amount” means, with respect to a Project, the Allocated Loan Percentage for such Project, expressed as a decimal, multiplied by the outstanding principal balance of the Loan at a given time. The Allocated Loan Amount for each Initial Project is set forth on the attached Exhibit “B”.

“Allocated Loan Percentage” means, with respect to each Initial Project, the percentage set forth on the attached Exhibit “B”, and with respect to a Substitute Project (as hereinafter defined), shall be reasonably determined by Beneficiary at the time of a Substitution (as hereinafter defined). The Allocated Loan Percentage for all Projects shall be reasonably redetermined by Beneficiary following a casualty at a Project, the condemnation of all or a part of a Project or the release of a Project from this instrument pursuant to this section (which is not done in connection with a Substitution as provided in the following section entitled “Substitution of Security”) so that at all times the sum of the Allocated Loan Percentages for all Projects equals 100%.

Substitution of Security. Upon Grantor’s prior written request and provided that there is no default in the terms and conditions of any of the Loan Documents, subject to subsection (N) below, on no more than two (2) occasions, a single Project (subject to subsection (E) below) shall be released from the lien of this instrument and replaced with substitute project (the “Substitute Project”) subject to the following:

(A)	Payment to Beneficiary of a nonrefundable $25,000.00 service fee for each substitution to be submitted with the written request for release and substitution.

(B)	Payment of a release fee for each substitution equal to the lower of $100,000.00 or one percent (1.0%) of the original Allocated Loan Amount for the Project to be released, adjusted to reflect amortization of principal that has occurred since the initial advance of funds.

(C)	Beneficiary intends to hire outside counsel to review title and survey for each Substitute Project and the cost of such counsel shall be paid by Grantor, whether or not the substitution occurs.

(D)	Except as provided in (E), each Project to be released (the “Release Project”) shall consist of one entire Project.

(E)	(i) Neither of the Initial Projects located in El Segundo shall be released individually in connection with a substitution under this section (i.e., both must be released simultaneously); (ii) the Substitute Project for both of the Initial Projects located in El Segundo may consist of one or two entire Projects, provided however, that in either case, the one or two Substitute Projects must, in the aggregate, meet the requirements of (I) and (J) below when compared to the two Initial Projects located in El Segundo in the aggregate; and (iii) any substitution pursuant to this subsection (E) shall constitute two substitutions (without limitation, neither of the two Initial Projects located in El Segundo may be released if there has been a previous substitution under this section.)

(F)	Each Substitute Project is 100% owned by Grantor, title to the Substitute Project shall be satisfactory to Beneficiary’s legal counsel, and the requirements set forth in the condition entitled Title Insurance contained in the Commitment shall be met with respect to the Substitute Property prior to closing on the release and substitution.

(G)	At least thirty (30) days prior to closing on the release and substitution, Grantor shall furnish four copies of a recently certified as-built survey, complying with the requirements set for the in the condition entitled Survey contained in the Commitment with respect to the Substitute Project.

(H)

The physical and environmental condition of each Substitute Project shall be satisfactory to Beneficiary in its sole and absolute discretion. Grantor shall prepay the estimated cost (to be reasonably determined by Beneficiary) of the Consultant’s Report and Environmental Report, as such terms are defined in the Commitment. Said reports shall be satisfactory to Beneficiary with respect to each Substitute Project based on the requirements set forth in the conditions entitled Consultant Services and Environmental Engineer’s Report contained in the Commitment.

(I)	Subject to (E) above, each Substitute Project shall be at least equal to the Release Project in each of the following respects, as determined by Beneficiary in its reasonable discretion: (i) appraised value; (ii) stability of cash flow; (iii) tenant credit, quality, and diversification; and (iv) location quality and diversification.

(J)	After giving effect to the release and substitution, the Property shall have a Debt Service Coverage of at least equal to that which it had prior to the release and substitution.

(K)	Each Substitute Project shall meet all of the conditions to closing set forth herein with respect to the Release Project.

(L)	Grantor shall deliver such amendments and reaffirmations of the Loan Documents executed by Grantor or Principal as Beneficiary may reasonably require to effectuate the substitution of each Substitute Project for each Release Project.

(M)	Grantor shall receive an update to the legal opinion(s) required under the condition entitled Legal Opinions contained in the Commitment with respect to each Substitute Project and the amendments and reaffirmations referenced in subsection (L) above.

(N)	Subject to (E) above, the release and substitution right set forth herein is a two-time right, and after Beneficiary has released two Released Projects and (subject to (E) above) substituted two Release Projects with two Substitute Projects as provided herein, Borrower shall have no further right to release any portion of the Property under this section.

(O)	No substitutions or releases of collateral shall have been completed in the prior twelve (12) month period.

Property Management. The management company for the Property shall be reasonably satisfactory to Beneficiary. Any change in the management company (other than a change that results in Grantor managing the Project(s) owned by Grantor) without the prior written consent of Beneficiary (such consent not to be unreasonably withheld, delayed or conditioned) shall constitute a default under this instrument. Anything to the contrary notwithstanding, Kilroy Realty, L.P. is an acceptable management company.

Earthquake. If the Property is damaged by an earthquake during the term of the Indebtedness:

(A)	Beneficiary may require a new seismic analysis to be performed at Grantor’s expense, and

(B)	Grantor shall perform repair and retrofit work, satisfactory to Beneficiary, which results in (i) the complete repair of the Property and (ii) a subsequent seismic analysis verifying that the Property meets “Minimum Seismic Criteria” (as defined below). Such work shall be commenced and completed as soon as possible and in any event within one year of the earthquake.

Without limiting the Grantor’s obligation to cause the Property to satisfy Minimum Seismic Criteria, during any period of time in which the Property does not satisfy Minimum Seismic Criteria, Grantor shall provide Beneficiary with evidence of, and maintain, “Earthquake Insurance” (as defined below). Earthquake Insurance shall be provided on a replacement cost, agreed amount basis, with no co-insurance provision, and shall include loss of rents insurance equal to twelve (12) months rent or business income insurance for 100% of the annual gross earnings from business derived from the Property, with a deductible satisfactory to Beneficiary.

As used herein, “Minimum Seismic Criteria” means that both (i) the Specified Loss Percentage for the Property is less than or equal to 30%, and (ii) the Loan Amount plus Specified Loss is less than or equal to 90% of the market value of the Property as determined by Beneficiary in its sole discretion.

As used herein, “Earthquake Insurance” means a policy satisfactory to Beneficiary with a deductible of no greater than 5% of the “Replacement Cost” (as defined below) and in an amount calculated as follows: (i) the Loan Amount plus (ii) the Specified Loss minus (iii) 90% of the market value of the Property as determined by Beneficiary in its sole discretion.

As used herein, “Replacement Cost” means the estimated total cost, determined by Beneficiary in its sole discretion, to construct all of the improvements as if the Property were completely unimproved (not including the cost of site work, utilities and foundation).

As used herein, “Loan Amount” shall mean the total principal amount advanced under the Note.

As used herein, “Specified Loss” means the Specified Loss Percentage multiplied by the Replacement Cost.

As used herein, “Specified Loss Percentage” means an estimate produced by Beneficiary’s selected software of the earthquake damage to the Property, expressed as a percentage of Replacement Cost.

Deposits by Grantor. To assure the timely payment of real estate taxes and special assessments (including personal property taxes, if appropriate), following the occurrence of an Event of Default, Beneficiary shall thenceforth have the option to require Grantor to deposit funds with Beneficiary or in an account satisfactory to Beneficiary, in monthly or other longer periodic installments in amounts estimated by Beneficiary from time to time sufficient as necessary to make timely payments of such real estate taxes and special assessments as they become due. If at any time the funds so held by Beneficiary, or in such other account, shall be insufficient to pay any of said expenses, Grantor shall, upon receipt of notice thereof, promptly deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Beneficiary to be applied to the payment of such real estate taxes and special assessments and, at the option of Beneficiary after an Event of Default, the Indebtedness.

Notices. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Grantor by certified mail or reputable courier service shall be addressed to Grantor at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, CA 90064, Attention: Corporate Finance, or such other address in the United States of America as Grantor shall designate in a notice to Beneficiary given in the manner described herein. Any notice sent to Beneficiary by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Beneficiary shall designate in a notice given in the manner described herein. Any notice given to Beneficiary shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

Modification of Terms. Without affecting the liability of Grantor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, Beneficiary may, at any time and from time to time, either before or after the maturity of the Note, without notice or consent: (i) release any person liable for payment of all or any part of the

Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Beneficiary may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

Exercise of Options. Whenever, by the terms of this instrument, of the Note or any of the other Loan Documents, Beneficiary is given any option, such option may be exercised when the right accrues, or at any time thereafter, and no acceptance by Beneficiary of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

Nature and Succession of Agreements. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, and assigns of the parties hereto, respectively, and the term “Beneficiary” shall include the owner and holder of the Note. The liability of Grantor hereunder shall be joint and several.

Legal Enforceability. No provision of this instrument, the Note or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Grantor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

Limitation of Liability. Notwithstanding any provision contained herein to the contrary, the personal liability of Grantor shall be limited as provided in the Note.

Miscellaneous. Time is of the essence in each of the Loan Documents. The remedies of Beneficiary as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Beneficiary, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Beneficiary of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Grantor and Beneficiary. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

Waiver of Jury Trial. Grantor hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Grantor, Beneficiary or any other person relating to (i) the obligations secured hereby and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement, or (b) to which Beneficiary is a party.

Captions. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

Governing Law. This instrument, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the state in which the Property is located.

Request for Notice. Pursuant to California Government Code Section 27321.5(b), Grantor hereby requests that a copy of any notice of default and a copy of any notice of sale given pursuant to this instrument be mailed to Grantor at the address set forth herein.

IN WITNESS WHEREOF, this instrument has been executed by the Grantor as of the day and year first above written.

KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation, a Maryland corporation, general partner

	By:	/S/ TYLER H. ROSE
	Name:	Tyler H. Rose
	Title:	Executive Vice President and Chief Financial Officer

	By:	/S/ MICHELLE NGO
	Name:	Michelle Ngo
	Title:	Vice President and Treasurer

STATE OF	)
)ss.
COUNTY OF LOS ANGELES	)

On January 25, 2010, before me, James K. Doyle, a Notary Public, personally appeared Tyler Rose and Michelle Ngo, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/S/ JAMES K. DOYLE

James K. Doyle
	Name (typed or printed) My Commission expires:	1/16/2011

(Place Notary Seal Above)

STATE OF	)
)ss.
COUNTY OF LOS ANGELES	)

On January 25, 2010, before me, James K. Doyle, a Notary Public, personally appeared Tyler Rose and Michelle Ngo, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/S/ JAMES K. DOYLE

James K. Doyle
	Name (typed or printed) My Commission expires:	1/16/2011

(Place Notary Seal Above)

This instrument was prepared by Brenda Stugelmeyer, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.

EXHIBIT “A-1”

(Description of Property – 12390 El Camino Real, San Diego, CA)

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 18868 IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON DECEMBER 21, 2001 AS FILE NO. 2001-0943964.

PARCEL B:

RECIPROCAL EASEMENTS AS SET FORTH IN THAT CERTAIN “GRANT OF EASEMENTS AGREEMENT” EXECUTED BY AND BETWEEN PARDEE CONSTRUCTION COMPANY AND KILROY REALTY L.P. RECORDED DECEMBER 29, 1998 AS FILE NO. 1998-0853950 OF OFFICIAL RECORDS, SUBJECT TO THE TERMS AND CONDITIONS CONTAINED THEREIN.

PARCEL C:

RECIPROCAL EASEMENTS AS SET FORTH IN A DOCUMENT ENTITLED “GRANT OF RECIPROCAL PARKING AND ACCESS EASEMENTS: EXECUTED BY AND BETWEEN KILROY REALTY L.P., A DELAWARE LIMITED PARTNERSHIP AND KILROY REALTY PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP, DOING BUSINESS IN THE STATE OF CALIFORNIA AS KILROY REALTY PARTNERS, I., L.P., RECORDED SEPTEMBER 6, 2001 AS FILE NO. 2001-0639390 OF OFFICIAL RECORDS, SUBJECT TO THE TERMS AND CONDITIONS AS CONTAINED THEREIN.

ASSESSOR’S PARCEL NUMBER: 307-110-42

EXHIBIT “A-2”

(Description of Property – 12340 El Camino Real, San Diego, CA)

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 18868 IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON DECEMBER 21, 2001 AS FILE NO. 2001-0943964.

PARCEL B:

RECIPROCAL EASEMENTS AS SET FORTH IN THAT CERTAIN “GRANT OF EASEMENTS AGREEMENT” EXECUTED BY AND BETWEEN PARDEE CONSTRUCTION COMPANY AND KILROY REALTY L.P. RECORDED DECEMBER 29, 1998 AS FILE NO. 1998-0853950 OF OFFICIAL RECORDS, SUBJECT TO THE TERMS AND CONDITIONS CONTAINED THEREIN.

PARCEL C:

RECIPROCAL EASEMENTS AS SET FORTH IN A DOCUMENT ENTITLED “GRANT OF RECIPROCAL PARKING AND ACCESS EASEMENTS: EXECUTED BY AND BETWEEN KILROY REALTY L.P., A DELAWARE LIMITED PARTNERSHIP AND KILROY REALTY PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP, DOING BUSINESS IN THE STATE OF CALIFORNIA AS KILROY REALTY PARTNERS, I., L.P., RECORDED SEPTEMBER 6, 2001 AS FILE NO. 2001-0639390 OF OFFICIAL RECORDS, SUBJECT TO THE TERMS AND CONDITIONS AS CONTAINED THEREIN.

ASSESSOR’S PARCEL NUMBER: 307-110-43

EXHIBIT “A-3”

(Description of Property – 4690 Executive, San Diego, CA)

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 18159, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON DECEMBER 4, 1998.

PARCEL B:

AN EASEMENT FOR ACCESS OVER PARCEL 2 OF PARCEL MAP NO. 18159, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON DECEMBER 4, 1998 AS DESCRIBED IN THE RECIPROCAL GRANT OF EASEMENTS RECORDED JULY 23, 1999 AS INSTRUMENT NO. 1999-0511150 OF OFFICIAL RECORDS.

ASSESSOR’S PARCEL NUMBER: 345-012-11

EXHIBIT “A-4”

(Description of Los Angeles County Property

909 and 999 Sepulveda, El Segundo, CA)

THAT PORTION OF LOT 1 OF MAP OF C.C. HUNT’S SUBDIVISION IN SECTION 12, TOWNSHIP 3 SOUTH, RANGE 15 WEST, IN THE RANCHO SAUSAL REDONDO, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 36 PAGE 36 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEASTERLY CORNER OF SAID LOT 1; THENCE ALONG THE NORTHERLY LINE OF SAID LOT, NORTH 89 DEGREES 59 MINUTES 08 SECONDS WEST 62.39 FEET TO THE TRUE POINT OF BEGINNING; THENCE ALONG THE WESTERLY LINE OF THE LAND DESIGNATED AS PARCEL 1 IN THE FINAL DECREE OF CONDEMNATION, CASE NO. 357580, A CERTIFIED COPY THEREOF BEING RECORDED IN BOOK 13174 PAGE 92, OFFICIAL RECORDS OF SAID COUNTY, SOUTH 42 DEGREES 49 MINUTES 10 SECONDS EAST 54.55 FEET AND SOUTH 4 DEGREES 21 MINUTES 15 SECONDS WEST 592.00 FEET TO A POINT IN THE SOUTHERLY LINE OF SAID LOT 1, DISTANT ALONG SAID SOUTHERLY LINE NORTH 89 DEGREES 59 MINUTES 03 SECONDS WEST 70.00 FEET FROM THE SOUTHEASTERLY CORNER OF SAID LOT; THENCE ALONG SAID LAST MENTIONED SOUTHERLY LINE NORTH 89 DEGREES 59 MINUTES 03 SECONDS WEST 255.88 FEET TO A POINT IN THE SOUTHERLY LINE OF SAID LOT 1, THAT IS DISTANT THEREON SOUTH 89 DEGREES 59 MINUTES 03 SECONDS EAST 700.00 FEET FROM THE SOUTHERLY PROLONGATION OF THE MOST EASTERLY LINE OF TRACT 15455, AS PER MAP RECORDED IN BOOK 336 PAGES 42 AND 43 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE PARALLEL WITH THE MOST EASTERLY LINE OF SAID TRACT 15455, AND ITS PROLONGATION, NORTH 0 DEGREES 00 MINUTES 48 SECONDS EAST 630.38 FEET TO THE NORTHERLY LINE OF SAID LOT 1; THENCE ALONG SAID LAST MENTIONED NORTHERLY LINE SOUTH 89 DEGREES 59 MINUTES 08 SECONDS EAST 263.61 FEET TO THE POINT OF BEGINNING.

ASSESSOR’S PARCEL NO. 4139-009-017

Exhibit “B”

Initial Project Allocated Loan Amounts & Percentages

Property Address	Allocated Loan Amount	% of Loan
909 Sepulveda	$27,170,000	38.3%
999 Sepulveda	$11,840,000	16.7%
12340 El Camino	$14,690,000	20.7%
12390 El Camino	$11,750,000	16.5%
4690 Executive	$5,550,000	7.8%

TOTAL	$71,000,000	100.0%

California
Loan No. 338314	PROMISSORY NOTE

$71,000,000.00		Dated as of January 26, 2010

For value received, the undersigned, herein called “Borrower,” promises to pay to the order of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, who, together with any subsequent holder of this note (hereinafter, the “Note”), is hereinafter referred to as “Lender”, at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of SEVENTY-ONE MILLION DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance from and after the date advanced at the rate and payable as follows:

Interest shall accrue from the date of advance until payment in full at the rate of six and fifty-one hundredths percent (6.51%) per annum (the “Interest Rate”).

Accrued interest only on the amount advanced shall be paid on the first day of the month following the date of advance (“Amortization Period Commencement Date”). On the first day of the following month and on the first day of each month thereafter until maturity, installments of principal and interest shall be paid in the amount of $449,236.00.

Interest will be calculated assuming each month contains thirty (30) days and each calendar year contains three hundred sixty (360) days. In the event of a partial month, however, interest for such partial month will be calculated based on the actual number of days the principal balance of this Note is outstanding in the month and the actual number of days in the calendar year.

Payments shall be made directly to Lender by electronic transfer of funds using the Automated Clearing House System. All installments shall be applied first in payment of interest, calculated monthly on the unpaid principal balance, and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on February 1, 2017 (the “Maturity Date”).

Provided Lender has no further obligation to advance principal under this Note to Borrower, Borrower shall have the right, upon not less than ten (10) business days prior written notice, beginning on the date of advance of paying this Note in full with a prepayment fee. Borrower’s failure to prepay within twenty (20) business days of the date

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of Borrower’s written notice of prepayment shall be deemed a withdrawal of Borrower’s notice of prepayment, and Borrower shall be required to submit another written notice of prepayment pursuant to the terms and conditions set forth in this Note if Borrower thereafter elects to prepay this Note. This prepayment fee represents consideration to Lender for loss of yield and reinvestment costs. The prepayment fee shall be the greater of Yield Maintenance or one percent (1.0%) of the outstanding principal balance of this Note.

“Yield Maintenance” means the amount, if any, by which

(i)	the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this Note) which, when compounded for such number of payment periods in a year, equals the linearly interpolated per annum effective yield of the two (2) Most Recently Auctioned United States Treasury Obligations (as hereinafter defined) having maturity dates most nearly equivalent to the Average Life Date (as hereinafter defined) as reported by The Wall Street Journal (“WSJ”) dated one (1) business day prior to the date of prepayment (except that the WSJ Weekend Edition shall be used in lieu of the Monday WSJ provided the previous business day’s Treasury yields are published therein); exceeds

(ii)	the outstanding principal balance of this Note (exclusive of all accrued interest).

If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the linearly interpolated per annum effective yield of the two (2) Treasury Constant Maturity Series yields having maturity dates most nearly equivalent to the remaining Average Life of the remaining principal balance of the Indebtedness (as hereinafter defined) reported, for the latest day for which such yields shall have been so reported, as of one (1) business day preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations.

“Average Life” means the weighted-average time for the return of the then-remaining principal balance of the Indebtedness as of the date of prepayment.

“Average Life Date” means the date which is the Average Life from the date of prepayment.

“Most Recently Auctioned United States Treasury Obligations” means the U.S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

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“Then Remaining Payments” means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this Note.

Upon the occurrence of an Event of Default (as defined in the Lien Instrument) followed by the acceleration of the whole indebtedness evidenced by this Note, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the prepayment fee required under the prepayment in full right recited above.

In the event of a partial prepayment of this Note for any reason contemplated in the Loan Documents (as defined in the Lien Instrument), the prepayment fee, if required, shall be an amount equal to the prepayment fee if this Note were prepaid in full, multiplied by a fraction, the numerator of which shall be the principal amount prepaid and the denominator of which shall be the outstanding principal balance of this Note immediately preceding the partial prepayment date.

Notwithstanding the above, this Note may be prepaid in full at any time, without a prepayment fee, during the last sixty (60) days of the term of this Note.

By signing immediately below, Borrower hereby acknowledges the provisions of this Note relating to prepayments of the indebtedness evidenced by this Note and the application of these provisions to prepayments on acceleration of the indebtedness hereunder. Specifically, but without limiting the generality of the foregoing, Borrower has separately signed below in compliance with the provisions of California Civil Code Section 2954.10, to the extent applicable to Borrower. Borrower hereby acknowledges that this waiver is supported by evidence of a course of conduct by Lender of individual weight given to the consideration in the loan transaction evidenced by this Note for the waiver and agreement of Borrower contained herein.

(remainder of page intentionally left blank)

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Acknowledgment by Borrower of Prepayment Provisions.

SIGNATURE OF BORROWER:

KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation, a Maryland corporation, its general partner

By:	/S/ TYLER H. ROSE
Name:	Tyler H. Rose
Title:	Executive Vice President and Chief Financial Officer

By:	/S/ MICHELLE NGO
Name:	Michelle Ngo
Title:	Vice President and Treasurer

Borrower acknowledges and agrees that the Interest Rate hereunder shall be increased if certain financial statements and other reports are not furnished to Lender, all as described in more detail in the provision of the Lien Instrument entitled “Financial Statements”.

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This Note is secured by:

(i) certain property (the “San Diego Property”) in the City of San Diego, County of San Diego, State of California, and certain property (the “El Segundo Property”) in the City of El Segundo, County of Los Angeles, State of California described in a Deed of Trust and Security Agreement of even date herewith (the “Lien Instrument”) executed by KILROY REALTY, L.P., a Delaware limited partnership, to THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as Trustee for THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY.

The El Segundo Property and the San Diego Property shall collectively be referred to as the “Property”.

Upon the occurrence of an Event of Default (as defined in the Lien Instrument), the whole unpaid principal hereof and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.

All parties at any time liable, whether primarily or secondarily, for payment of indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection; consent to the extension by Lender of the time of said payments or any part thereof; further consent that the real or collateral security or any part thereof may be released by Lender, without in any way modifying, altering, releasing, affecting, or limiting their respective liability or the lien of the Lien Instrument; and agree to pay reasonable attorneys’ fees and expenses of collection in case this Note is placed in the hands of an attorney for collection or suit is brought hereon and any attorneys’ fees and expenses incurred by Lender to enforce or preserve its rights under any of the Loan Documents in any bankruptcy or insolvency proceeding.

All amounts due Lender including principal and, to the extent permitted by applicable law, interest not paid when due (without regard to any notice and/or cure provisions contained in any of the Loan Documents), other than principal becoming due by reason of acceleration by Lender of the unpaid balance of this Note, shall bear interest from the due date thereof until paid at the Default Rate. “Default Rate” means the lower of a rate equal to the interest rate in effect at the time of the default as herein provided plus 5% per annum or the maximum rate permitted by law.

No provision of this Note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by law. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. Any such excess collected shall, at the option of Lender, unless otherwise required by applicable law, be immediately refunded to Borrower or credited on the principal of this Note immediately upon Lender’s awareness of the collection of such excess.

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Nothing herein contained shall limit the rights of Lender under California Code of Civil Procedure Section 726.5 or under any other statute, case or other law which gives Lender the right to waive its lien against environmentally impaired property and pursue the rights of an unsecured creditor or otherwise obtain a money judgment against Borrower.

Notwithstanding any provision contained herein or in the Lien Instrument to the contrary, if Lender shall take action to enforce the collection of the indebtedness evidenced hereby or secured by the Lien Instrument (collectively, the “Indebtedness”), its recourse shall, except as provided below, be limited to the Property or the proceeds from the sale of the Property and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignment (as defined in the Lien Instrument), (ii) under the Guarantee of Recourse Obligations of even date herewith executed by Kilroy Realty Corporation, a Maryland corporation, for the benefit of Lender and under other separate guarantees, if any, and (iii) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrower for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

(i)	shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Lien Instrument; and

(ii)	shall not prevent Lender from seeking and obtaining a judgment against Borrower, and Borrower shall be personally liable, for the Recourse Obligations.

“Recourse Obligations” means

(a) rents and other income from the Property received by Borrower or those acting on behalf of Borrower from and after the date of any default under the Loan Documents remaining uncured prior to the Conveyance Date (as hereinafter defined), which rents and other income have not been applied to the payment of principal and interest on or other obligations owed to the Lender with respect to the Loan Documents or to reasonable operating expenses of the Property;

(b) amounts necessary to repair any damage to the Property caused by the willful misconduct or gross negligence of Borrower or those acting on behalf of Borrower;

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(c) insurance loss proceeds and Condemnation Proceeds (as defined in the Lien Instrument) released to Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application;

(d) the amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to the default by Borrower in carrying all insurance required in accordance with any agreement between Borrower and Lender;

(e) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower;

(f) amounts in excess of any rents or other revenues collected by Lender from operation of the Property from and after acceleration of the Indebtedness until the Conveyance Date, which amounts are necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property (to the extent not previously deposited with Lender by Borrower pursuant to the provisions of the Lien Instrument following the caption entitled “Deposits by Grantor”), and amounts required to fulfill Borrower’s obligations as lessor under any leases of the Property, in each case, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on the Conveyance Date;

(g) all security deposits under leases of the Property or any portion of the Property collected by Borrower, any agent of Borrower or any predecessor of Borrower, and not refunded to the tenants thereunder in accordance with their respective leases, applied in accordance with such leases or law or delivered to Lender, and all advance rents collected by Borrower, any agent of Borrower or any predecessor of Borrower and not applied in accordance with the leases of the Property or delivered to Lender;

(h) all outstanding amounts due under the Indebtedness, including principal, interest, and other charges if there shall be a violation of any of the provisions of the Lien Instrument following the caption entitled “Prohibition on Transfer/One-Time Transfer”, and

(i) in the event Borrower elects not to carry Earthquake Insurance on the parking garage located on the El Segundo Land, as defined in the Lien Instrument, as required in the provision of the Lien Instrument entitled “Earthquake”, an amount equal to any damage to such parking garage resulting from an earthquake, less any insurance loss proceeds related to any damage to such parking garage applied in repayment of the Indebtedness in accordance with the Deed of Trust or toward restoration of such parking garage;

(j) reasonable attorneys’ fees and expenses incurred to the extent suit is brought to collect any of the amounts described in subparagraphs (a) though (i) above.

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“Conveyance Date” means the first to occur of: (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument or (b) the date on which Borrower’s statutory right of redemption shall expire or be waived, (ii) a Valid Tender Date or (iii) the date of the conveyance of the Property to Lender in lieu of foreclosure.

“Review Period” means the period of time from the date of the Tender until the earlier of (i) sixty (60) days thereafter or (ii) the date of acceptance of the Tender by Lender or Lender’s designee.

“Tender” means the tender by Borrower of (i) true, complete and accurate copies of all leases of the Property with an instrument assigning them to Lender or Lender’s designee and (ii) a special warranty or bargain and sale deed conveying good and marketable title to the Property to Lender or Lender’s designee, subject to no liens or encumbrances subordinate to the lien securing the Indebtedness not previously approved in writing by Lender.

“Valid Tender” means (i) a Tender and (ii) the passage of the Review Period, during which period, Borrower shall not create any consensual liens on the Property and Borrower shall not be or become a debtor in any bankruptcy proceeding or the subject of any other insolvency proceeding (other than a bankruptcy or other insolvency proceeding commenced by Lender or any of its affiliates).

“Valid Tender Date” means the date on which a Tender is made which, with the passage of time, becomes a Valid Tender.

Lender or Lender’s designee shall have the Review Period to accept or reject a Tender to enable Lender or Lender’s designee to review title to, and obtain an environmental assessment of, the Property, and, at Lender’s or Lender’s designee’s option, the deed and lease assignment shall be deposited into an escrow during the Review Period.

If Lender or Lender’s designee shall not accept such Tender within the Review Period, the Tender shall be deemed to be rejected, but a Valid Tender shall remain a Valid Tender despite such rejection.

This Note, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the State of California.

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KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation, a Maryland corporation, general partner

By:	/S/ TYLER H. ROSE
Name:	Tyler H. Rose
Title:	Executive Vice President and Chief Financial Officer

By:	/S/ MICHELLE NGO
Name:	Michelle Ngo
Title:	Vice President and Treasurer

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Loan No. 338314

GUARANTEE OF RECOURSE OBLIGATIONS

(Single Guarantor)

In consideration of the benefits which the undersigned (herein called “Guarantor”) will receive as a result of The Northwestern Mutual Life Insurance Company (“Lender”) making the above-numbered loan to Kilroy Realty, L.P., a Delaware limited partnership, (“Borrower”), evidenced by a Promissory Note (the “Note”) of even date herewith in the original principal amount of $71,000,000.00 and secured by a Deed of Trust and Security Agreement (the “Lien Instrument”) covering property in the City of El Segundo, County of Los Angeles, State of California, and property in the City of San Diego, County of San Diego, State of California (the “Property”), and as an inducement required by Lender to fund said loan, Guarantor has agreed to guarantee:

(A)	The Recourse Obligations (as such term is defined in paragraph 9 hereof); and

(B)	Following the occurrence of a Triggering Event (as such term is defined in paragraph 9 hereof), the payment of the Note and all amounts at any time owed to Lender under the other Loan Documents (as hereinafter defined) and the performance of all terms, covenants and conditions in the Loan Documents.

1. Therefore, for value received, Guarantor hereby, unconditionally and irrevocably, guarantees to Lender and its successors and assigns the full, prompt and faithful payment of all of the Recourse Obligations, (i) notwithstanding any invalidity of, or defect or deficiency in any Loan Documents, (ii) notwithstanding the fact that Borrower may have no personal liability for all or a portion of the Indebtedness (as hereinafter defined) and Lender’s recourse against Borrower and Borrower’s assets may be limited, and (iii) notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor. Guarantor shall, within five business days from the date notice is given to Guarantor that any of the Recourse Obligations is due and owing, pay such Recourse Obligation.

“Loan Documents” means the Note, the Lien Instrument, that certain Loan Application dated November 30, 2009 from Borrower to Lender and that certain acceptance letter issued by Lender dated December 14, 2009 (together, the “Commitment”), that certain Absolute Assignment of Leases and Rents of even date herewith between Borrower and Lender (the “Absolute Assignment”), that certain Certification of Borrower of even date herewith, that certain Limited Partnership Supplement dated contemporaneously herewith, any other supplements and authorizations required by Lender, and all other instruments and documents (as the same may be amended from time to time) executed by Borrower and delivered to Lender in connection with, or as security for, the indebtedness evidenced by the Note, except any separate environmental indemnity agreement.

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2. In addition, for value received, Guarantor hereby, unconditionally and irrevocably, guarantees to Lender and its successors and assigns the full, prompt and faithful payment of the full amount of the principal, interest and any other sums due or to become due under the Loan Documents (the “Indebtedness”) upon and following the occurrence of a Triggering Event, it being the intention hereof that, following the occurrence of a Triggering Event, Guarantor shall remain liable until the Indebtedness shall be fully paid, (i) notwithstanding any invalidity of, or defect or deficiency in any Loan Document, (ii) notwithstanding the fact that Borrower may have no personal liability for all or a portion of the Indebtedness and Lender’s recourse against Borrower and Borrower’s assets may be limited, and (iii) notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.

Following the occurrence of a Triggering Event, Guarantor shall, within five business days from the date a notice is given to Guarantor that an Event of Default (as defined in the Lien Instrument) has occurred and is continuing, cure such Event of Default. If any Event of Default shall not be cured by Guarantor within said five business day period, Lender may, at its option, accelerate the Indebtedness (if operation of a stay under the federal bankruptcy code or under any other state or federal bankruptcy, insolvency or similar proceeding, prohibits or delays acceleration of the Indebtedness as to Borrower, Guarantor agrees that Guarantor’s obligations hereunder shall not be postponed or reduced) and, within five business days from the date a written demand from Lender is given to Guarantor, Guarantor shall cure all Events of Default and pay all of the Indebtedness, whether or not acceleration of the Indebtedness has occurred as to Borrower.

3. Any obligations not paid when due hereunder shall bear interest from the date due until paid at the Default Rate (as defined in the Note). Guarantor hereby waives absolutely and irrevocably, until the Indebtedness shall have been paid in full, any right of subrogation whatsoever to Lender’s claims against Borrower and any right of indemnity, reimbursement or contribution from Borrower with respect to any payment made or performance undertaken by Guarantor pursuant hereto. If Borrower shall become a debtor under the federal bankruptcy code or the subject of any other state or federal bankruptcy, insolvency or similar proceeding, neither the operation of a stay nor the discharge of the Indebtedness thereunder shall affect the liability of Guarantor hereunder.

4. Without limiting or lessening the liability of Guarantor under this Guarantee, Lender may, without notice to Guarantor:

(A)	Grant extensions of time or any other indulgences on the Indebtedness;

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(B)	Take, give up, modify, vary, exchange, renew or abstain from perfecting or taking advantage of any security for the Indebtedness; and

(C)	Accept or make compositions or other arrangements with Borrower, realize on any security, and otherwise deal with Borrower, other parties and any security as Lender may deem expedient.

5. This Guarantee shall be a continuing guarantee, shall not be revoked by death, shall inure to the benefit of, and be enforceable by, any subsequent holder of the Note and the Lien Instrument and shall be binding upon, and enforceable against, Guarantor and Guarantor’s heirs, legal representatives, successors and assigns.

6. All additional demands, presentments, notices of protest and dishonor, and notices of every kind and nature, including those of any action or no action on the part of Borrower, Lender or Guarantor, are expressly waived by Guarantor. This is a guarantee of payment and not of collection. Guarantor hereby waives the right to require Lender to proceed against Borrower or any other party, or to proceed against or apply any security it may hold, waives the right to require Lender to pursue any other remedy for the benefit of Guarantor and agrees that Lender may proceed against Guarantor without taking any action against any other party and without proceeding against or applying any security it may hold. Lender may, at its election, foreclose upon any security held by it in one or more judicial or non-judicial sales, whether or not every aspect of such sale is commercially reasonable, without affecting or impairing the liability of Guarantor, except to the extent the Indebtedness shall have been paid. Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure of the Lien Instrument, has destroyed the Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things, that (i) Lender may collect from the Guarantor without first foreclosing on any real or personal collateral pledged by Borrower, and (ii) if Lender forecloses on any real property collateral pledged by Borrower: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses waived by Guarantor include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the foregoing, Guarantor hereby waives any and all benefits that might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433.

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7. Guarantor agrees to pay reasonable attorneys’ fees and all other actual and reasonable out-of-pocket costs and expenses which may be incurred by Lender in the enforcement of this Guarantee.

8. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Guarantor by certified mail or reputable courier service shall be addressed to Guarantor at the address set forth opposite Guarantor’s name below or such other address in the United States of America as Guarantor shall designate in a notice to Lender given in the manner described herein. Any notice sent to Lender by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202 or at such other addresses as Lender shall designate in a notice given in the manner described herein. Any notice given to Lender shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

9. The following terms shall be defined as set forth below:

“Recourse Obligations” means the following:

(A)	Rents and other income from the Property received by Borrower or those acting on behalf of Borrower after any default under the Loan Documents remaining uncured prior to the Conveyance Date (as hereinafter defined), which rents and other income have not been applied to the payment of principal and interest on the Note or other obligations owed to the Lender with respect to the Loan Documents or to reasonable operating expenses of the Property;

(B)	Amounts necessary to repair damage to the Property caused by willful misconduct or gross negligence of Borrower or those acting on behalf of Borrower;

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(C)	Insurance loss proceeds and Condemnation Proceeds (as defined in the Lien Instrument) released to Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application;

(D)	The amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to the default by Borrower in carrying all insurance required in accordance with any agreement between Borrower and Lender;

(E)	Damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower;

(F)	Amounts in excess of any rents or other revenues collected by Lender from operation of the Property from and after acceleration of the Note until the Conveyance Date, which amounts are necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property (to the extent not previously deposited with Lender pursuant to the provisions of the Lien Instrument following the caption entitled “Deposits by Grantor”), and amounts required to fulfill Borrower’s obligations as lessor under any leases of the Property, in each case, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on, the Conveyance Date;

(G)	All security deposits under leases of the Property or any portion of the Property collected by Borrower, any agent of Borrower or any predecessor of Borrower, and not refunded to the tenants thereunder in accordance with their respective leases, applied in accordance with such leases or law or delivered to Lender, and all advance rents collected by Borrower, any agent of Borrower or any predecessor of Borrower and not applied in accordance with the leases of the Property or delivered to Lender;

(H)	in the event Borrower elects not to carry Earthquake Insurance on the parking garage located on the El Segundo Land, as defined in the Lien Instrument, as required in the provision of the Lien Instrument entitled “Earthquake”, an amount equal to any damage to such parking garage resulting from an earthquake, less any insurance loss proceeds related to any damage to such parking garage applied in repayment of the Indebtedness in accordance with the Deed of Trust or toward restoration of such parking garage

(I)	Reasonable attorneys’ fees and expenses incurred to the extent suit is brought to collect any of the amounts described in subparagraphs (A) through (H) above.

“Conveyance Date” means the first to occur of: (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument or (b) the date on which Borrower’s statutory right of redemption shall expire or be waived, (ii) a Valid Tender Date or (iii) the date of the conveyance of the Property to Lender in lieu of foreclosure.

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“Review Period” means the period of time from the date of the Tender until the earlier of (i) sixty (60) days thereafter or (ii) the date of acceptance of the Tender by Lender or Lender’s designee.

“Tender” means the tender by Borrower of (i) true, complete and accurate copies of all leases of the Property with an instrument assigning them to Lender or Lender’s designee and (ii) a special warranty or bargain and sale deed conveying good and marketable title to the Property to Lender or Lender’s designee, subject to no liens or encumbrances subordinate to the lien securing the Indebtedness not previously approved in writing by Lender.

“Valid Tender” means (i) a Tender and (ii) the passage of the Review Period, during which period, Borrower shall not create any consensual liens on the Property or become a debtor in any bankruptcy proceeding or the subject of any other insolvency proceeding (other than a bankruptcy or other insolvency proceeding commenced by Lender or any of its affiliates).

“Valid Tender Date” means the date on which a Tender is made which, with the passage of time, becomes a Valid Tender.

Lender or Lender’s designee shall have the Review Period to accept or reject a Tender to enable Lender or Lender’s designee to review title to, and obtain an environmental assessment of, the Property, and, at Lender’s or Lender’s designee’s option, the deed and lease assignment shall be deposited into an escrow during the Review Period.

If Lender or Lender’s designee shall not accept such Tender within the Review Period, the Tender shall be deemed to be rejected, but a Valid Tender shall remain a Valid Tender despite such rejection.

“Triggering Event” means any of the following:

(A)	A violation of any provision of the Lien Instrument following the caption entitled “Prohibition on Transfer/One-Time Transfer”;

(B)	The filing by Borrower of a voluntary petition for relief under the federal bankruptcy code;

(C)	The filing of an involuntary petition against Borrower under the federal bankruptcy code which shall remain undismissed for a period of one hundred twenty (120) days; or

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(D)	Borrower shall become the subject of any liquidation, receivership or other similar proceedings and, if such proceeding is involuntary, shall remain undismissed for a period of one hundred twenty (120) days.

10. This Guarantee shall be governed by and construed in all respects in accordance with the laws of the State of California without regard to any conflict of law principles. With respect to any action, lawsuit or other legal proceeding concerning any dispute arising under or related to this Guarantee, Guarantor hereby irrevocably consents to the jurisdiction of the courts located in the State of California and irrevocably waives any defense of improper venue, forum nonconveniens or lack of personal jurisdiction in any such action, lawsuit or other legal proceeding brought in any court located in the State of California. Nothing contained herein shall affect the rights of Lender to commence an action, lawsuit or other legal proceeding against Guarantor in any other jurisdiction.

Executed as of the 26th day of January, 2010.

Mailing Addresses:	KILROY REALTY CORPORATION,
12200 West Olympic Blvd.	a Maryland corporation
Suite 200
Los Angeles, CA 90064	By:	/S/ TYLER H. ROSE
	Name:	Tyler H. Rose
	Title:	Executive Vice President and Chief Financial Officer

	By:	/S/ MICHELLE NGO
	Name:	Michelle Ngo
	Title:	Vice President and Treasurer

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